SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest reported): September 28, 2006

                                 Organetix, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

       000-29462                                           73-1556428
(Commission File Number)                       (IRS Employer Identification No.)

                           9974 Huntington Park Drive
                            Strongsville, Ohio 44136
               (Address of Principal Executive Offices)(Zip Code)

                                  440 759 7470
              (Registrant's Telephone Number, Including Area Code)

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Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2006, Organetix, Inc. ("Company") entered into a letter of intent with Volius, Inc. ("Volius") to acquire all of Volius' assets in exchange for 50.5% of the company's shares of common stock or approximately 63,511,270 shares ("Merger"). Contemporaneous with the effectiveness of the merger, the Company shall raise between $4 and $6 million dollars to fund the operations of the newly merged company on mutually agreeable terms. The effectiveness of the Merger is subject to the completion of definitive merger documents and other conditions including the financing referenced above. The Company anticipates completing such merger within the next 180 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organetix, Inc.

Date: September 28, 2006


/s/ Dr. David F. Hostelley
--------------------------------
Dr. David F. Hostelley
President